Exhibit 15

April 27, 2017

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated April 27, 2017 on our review of interim financial information of Ford Motor Company for the three month periods ended March 31, 2017 and 2016 and included in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2017 is incorporated by reference in its Registration Statement on Form S-8 dated April 27, 2017.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Detroit, Michigan